Exhibit 107
Calculation of Filing Fee Tables
FORM
S-3
(Form Type)
Clearwater Analytics Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Primary Offering: Class A common stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Secondary Offering: Class A common stock, par value $0.001 per share	457(c)	3,833,333 (3)	$27.04 (4)	$103,653,324.32 (4)	0.00015310	$15,869.33

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$103,653,324.32		$15,869.33

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$15,869.33

(1)
An indeterminate aggregate initial offering price and number or amount of
Class
A common stock is being registered for potential
primary
offerings by the registrant from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time in connection with, and at the time of, the offering of securities registered hereby.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee required, other than the registration fee due in connection with the 3,833,333 shares of the registrant’s Class A common stock that may be sold from time to time by the selling stockholders included herein. Any subsequent registration fees will be paid on a pay-as-you-go
basis
.

(3)
Consists of up to an aggregate of 3,833,333 shares of the registrant’s Class A common stock, subject to adjustments for stock splits, stock dividends and reclassifications, which may be sold by the selling stockholders.

(4)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices as reported on the New York Stock Exchange on March 24, 2025.